Exhibit 23.0



                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 33-96004, 333-37229, 333-46243, 333-2672, 333-2674, 333-58799,
333-67733, 333-64069, 333-52601 and 333-75253) and on Forms S-8 (Nos.
333-05705, 333-12551, 333-58801 and 333-60731) filed by Home Properties of
New York, Inc. of our report dated June 18, 1999 of our audit of The CRC Portfolio for the year ended December 31, 1998, which report is included in the accompanying Form 8-K. We also consent to the reference to our firm under the caption "Experts."





/S/PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Rochester, New York
July 27, 1999